EXHIBIT 10.39

                                 SPACEDEV, INC.
                             AMENDMENT NO. 1 TO THE
                        1999 EMPLOYEE STOCK PURCHASE PLAN


         SpaceDev, Inc. (the "Company") established its 1999 Employee Stock Purchase Plan as follows:

         1. Purpose of the Plan. The purpose of this Plan is to provide eligible employees who wish to become stockholders in the Company a convenient method of doing so. It is believed that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company.

         2.   Definitions.

              2.1 "Base pay" means regular straight time earnings, plus review cycle bonuses and overtime payments, payments for incentive compensation, and other special payments except to the extent that any such item is specifically excluded by the Board of Directors of the Company (the "Board").

              2.2 "Account" shall mean the funds accumulated with respect to an individual employee as a result of deductions from the employee's paycheck for the purpose of purchasing stock under this Plan. The funds allocated to an employee's account shall remain the property of the respective employee at all times but may be commingled with the general funds of the Company.

         3. Employees Eligible to Participate. Any employee of the Company or any of its subsidiaries who is in the employ of the Company or subsidiary on an offering commencement date is eligible to participate in that offering, except
(a) employees whose customary employment is less than 20 hours per week, and (b) employees whose customary employment is for not more than five months in any calendar year.

         4. Offerings. There will be separate consecutive six-month offerings pursuant to the Plan. The first offering commenced on September 1, 1999. Thereafter, offerings commenced on each subsequent September 1 and March 1. No shares were issued under the Plan between 1999 and 2003. Effective August 1, 2003, the offering periods were changed to August 1 and February 1, and the final offering period under this Plan was extended by the Board of Directors to February 1, 2010, whereby the Plan will terminate on July 31, 2010, unless subsequently extended by the Board of Directors. In order to become eligible to purchase shares, an employee must sign an Enrollment Agreement, and any other necessary papers on or before the commencement date (revised to February 1 or August 1) of the particular offering in which s/he wishes to participate. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering.

         5. Price. The purchase price per share shall be the lesser of (1) 95% of the fair market value of the stock on the offering date; or (2) 95% of the fair market value of the stock on the last business day of the offering. Fair market value shall mean the closing ask price as reported on the Over-the-Counter Bulletin or, if the stock is traded on a stock exchange, the closing price for the stock on the principal such exchange.

         6. Offering Date. The "offering date" as used in this Plan shall be the commencement date of the offering, if such date is a regular business day, or the first regular business day following such commencement date. A different date may be set by resolution of the Board.

         7. Number of Shares to be Offered. The maximum number of shares that will be offered under the Plan is 1,000,000 shares. The shares to be sold to participants under the Plan will be common stock of the Company and may be restricted to resale pursuant to the Securities Act of 1933 Rule 701 and Rule
144. If the total number of shares for which options are to be granted on any date in accordance with Section 10 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each employee affected thereby.

         8.   Participation.

              8.1 An eligible employee may become a participant by completing an Enrollment Agreement provided by the Company and filing it with Shareholder Services prior to the Commencement of the offering to which it relates.

              8.2 Payroll deductions for a participant shall commence on the offering date, and shall end on the termination date of such offering unless earlier terminated by the employee as provided in Paragraph 14.

         9.   Payroll  Deductions.

              9.1 At the time a participant files his or her authorization for a payroll deduction, the participant shall elect to have deductions made from the participant's pay on each payday during the time s/he is a participant in an offering at the rate of 2%, 4%, 6%, 8%, or 10% of the participant's base pay.

              9.2 All payroll deductions made for a participant shall be credited to the participant's account under the Plan. A participant may not make any separate cash payment into such account nor may payment for shares be made other than by payroll deduction.

              9.3 A participant may discontinue his or her participation in the Plan as provided in Section 14, but no other change can be made during an offering and, specifically, a participant may not alter the rate of his or her payroll deductions for that offering.

         10. Granting of Option. On the offering date, this Plan shall be deemed to have granted to the participant an option for as many full shares as s/he will be able to purchase with the payroll deductions credited to the participant's account during his or her participation in that offering.

         11. Exercise of Option. Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of common stock reserved for the purpose of the Plan as the participant's accumulated payroll deductions on such date will pay for at the option price.

         12. Employee's Rights as a Shareholder. No participating employee shall have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 11 above and the stock has been issued by the Company.

         13.  Evidence  of  Stock  Ownership.

              13.1 Promptly following the end of each offering, the number of shares of common stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated by the Company (the "ESPP Broker"). The shares that the employees purchase under the Stock Purchase Plan are restricted securities. They are not free trading. Therefore the employees must sell the securities pursuant to the conditions and terms of Rule 144.

              13.2 The participant may direct, by written notice to the Company at the time of the participant's enrollment in the Plan, that the participant's ESPP Broker account be established in the names of the participant and one other person designated by the participant, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

              13.3 A participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in the participant's account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant's account at the ESPP Broker until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of participant's choosing or request that a stock certificate be issued and delivered to him or her.

              13.4 A participant who is not subject to payment of U.S. income taxes may move his or her shares to another brokerage account of the participant's choosing or request that a stock certificate be issued and delivered to him or her at any time, without regard to the satisfaction of the
Section  423(a)  holding  period.

         14.  Withdrawal.

              14.1 An employee may withdraw from an offering, in whole but not in part, at any time prior to the last business day of such offering by delivering a Withdrawal Notice to the Company, in which event the Company will refund the entire balance of the participant's deductions as soon as practicable thereafter.

              14.2 To re-enter the Plan, an employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 8.1. The employee's re-entry into the Plan will not become effective before the beginning of the next offering following the employee's withdrawal, and if the withdrawing employee is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 s/he may not re-enter the Plan before the beginning of the second offering following his or her withdrawal.

         15. Carryover of Account. At the termination of each offering the Company shall automatically re-enroll the employee in the next offering, and the balance in the employee's account shall be used for option exercises in the new offering, unless the employee has advised the Company otherwise. Upon termination of the Plan, the balance of each employee's account shall be refunded to him or her.

         16. Interest. No interest will be paid or allowed on any money in the accounts of participating employees.

         17. Rights Not Transferable. No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to the employee's account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 14.

         18. Termination of Employment. Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the account of a participating employee shall be paid to the employee or the employee's estate.

         19. Amendment or Discontinuance of the Plan. The Board shall have the right to amend, modify, or terminate the Plan at any time without notice, provided that no employee's existing rights under any offering already made under Section 4 hereof may be adversely affected thereby, and provided further that no such amendment of the Plan shall, except as provided in Section 20, increase above 1,000,000 shares the total number of shares to be offered unless shareholder approval is obtained therefor.

         20. Changes in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase.

         21. Share Ownership. Notwithstanding anything herein to the contrary, no employee shall be permitted to subscribe for any shares under the Plan if such employee, immediately after such subscription, owns shares (including all shares which may be purchased under outstanding subscriptions under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations. For the foregoing purposes the rules of Section 425(d) of the Internal Revenue Code of 1986 shall apply in determining share ownership. In addition, no employee shall be allowed to subscribe for any shares under the Plan which permits the employee's rights to purchase shares under all "employee stock purchase plans" of the Company and its subsidiary corporations to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined at the time such right to subscribe is granted) for each calendar year in which such right to subscribe is outstanding at any time.

         22. Administration. The Plan shall be administered by the Board. The Board may delegate any or all of its authority hereunder to such committee of the Board or officer of the Company as it may designate. The administrator shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant.

         23. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by Shareholder Services of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         24. Termination of the Plan. This Plan shall terminate at the earliest of the following:

              24.1  September  30,  2010;

              24.2 The date of the filing of a Statement of Intent to Dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of either of such events, on such date as the Company may determine, the Company may permit a participating employee to exercise the option to purchase shares for as many full shares as the balance of the employee's account will allow at the price set forth in accordance with Section 5. If the employee elects to purchase shares, the remaining balance of the employee's account will be refunded to the employee after such purchase.

              24.3 The date the Board acts to terminate the Plan in accordance with Section 19 above.

              24.4 The date when all shares reserved under the Plan have been purchased.

         25. Limitations on Sale of Stock Purchased Under the Plan. The Plan is intended to provide common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of the employee's own affairs. An employee, therefore, may sell stock purchased under the Plan at any time s/he chooses, subject to compliance with any applicable Federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

         26. Governmental Regulation. The Company's obligation to sell and deliver shares of the Company's common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares.